EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:
Marc Brailov
MicroStrategy Incorporated
(703) 770-1670
(703) 407-9884 (Cell)
mbrailov@microstrategy.com

MicroStrategy Sustains Profitability in Q3 2002

Marks Third Consecutive Quarter of GAAP Profitability;
Fourth Consecutive Quarter of Pro Forma Profitability

MCLEAN, Va., October 24, 2002—MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ended September 30, 2002 (the third quarter of its 2002 fiscal year), reporting both GAAP and pro forma profitability. This marked MicroStrategy’s third consecutive quarter of GAAP profitability and its fourth consecutive quarter of pro forma profitability.

Third quarter 2002 revenues were $33.4 million versus $36.8 million in the second quarter of 2002 and $41.4 million in the third quarter of 2001. Net income attributable to common stockholders for the third quarter of 2002, determined in accordance with Generally Accepted Accounting Principles (GAAP), was $37.4 million, or $0.18 per share on a diluted basis. Pro forma net income for the third quarter of 2002 was $1.0 million, or $0.08 per share on a diluted basis. Pro forma net income excludes restructuring and impairment charges, amortization of goodwill and intangible assets, loss on investments, amortization of the discount on notes payable, gains totaling $40.8 million attributable to the refinancing of MicroStrategy’s series B, C, and D preferred stock and the partial extinguishment of notes payable, and other non-recurring items. A reconciliation of GAAP to pro forma earnings is included in the attached financial exhibits.

“We’re pleased to report that we have once again achieved profitability, particularly during the challenging summer quarter,” said MicroStrategy President and CFO Eric Brown. “We also made significant improvements to our balance sheet through a preferred stock refinancing and maintained positive operating cash flow. We also generated $5.3 million in pro forma EBITDA for the third quarter and $19.0 million for the three quarters completed to date.”

“MicroStrategy has made remarkable progress strengthening itself financially during the last two years,” said MicroStrategy Chairman and CEO Michael J. Saylor. “We’re confident about our future and are expanding our sales force. We’re building on our technological leadership by enhancing our award-winning business intelligence platform with the latest release of MicroStrategy 7i, which has new features for financial reporting. Our impressive roster of customer deals this quarter demonstrates that we continue to win major business with leading companies and organizations worldwide.”

Highlights from Q3 2002

Signed Agreements with 21 Systems Integrators and OEMs (Original Equipment Manufacturers)

New partners include: Angoss Software Corporation, Asquare Global, LLC, AutomationOne, Inc., Born Information Services, Diversified Systems, Inc., e-Bank, LLC, General Technology, Inc., Honovi Solutions Inc., QuantiSense, Inc., Solution Builders, StrategyEdu, LLC and Weingartner Consulting.

Added 110 New Customers

New Customers and New Deals with Existing Customers in Q3 2002 Included:

AdvancePCS, AmerisourceBergen, Alticor, Bull Moose Tube Company, Centers for Medicare and Medicaid Services, Cole National Corporation, Deutsche Lufthansa AG, El Corte Inglés, Federal Highway Administration, Garden Ridge, Interacciona, Katz Group, KeyBank, Liz Claiborne, Mixx Ltd., Nationwide Insurance, Pfizer, PPL Corporation, Prescription Solutions, RxWEST, Scottish Widows, Serpro, Siemens Business Services, Solucient, Thomas Cook AG, United States Department of Education, United States Postal Service, Universal Music Group, Verizon, Yamanouchi, Inc. and Zomax Incorporated.

Examples of Noteworthy Customer Deals from Q3 2002:

Liz Claiborne Inc.
Liz Claiborne Inc., a leading marketer and designer of apparel and accessories for women and men, purchased MicroStrategy software and services in the third quarter of 2002 to extend its business intelligence capabilities to over 200 employees within its wholesale division. With MicroStrategy technology, company employees will have the ability to dynamically examine retail sales information pertaining to product and classification performance, SKU level analysis, account/store performance and geographic analysis. This application will allow Liz Claiborne to refine future product lines, product assortments and retail account forecasts, and thereby improve customer intimacy.

AdvancePCS
In the third quarter of 2002, AdvancePCS, the nation’s largest provider of health improvement services, expanded its agreement with MicroStrategy for products and services that will enhance extranet applications for clients. AdvancePCS serves more than 75 million health plan members (approximately 1 in 4 Americans), links to nearly 60,000 pharmacies and manages $28 billion annually in health care expenditures.

Cole National Corporation
Cole National Corporation, a leading retailer of optical services with over 1,700 locations throughout North America and the Caribbean, purchased MicroStrategy software and services in the third quarter of 2002 to extend its business intelligence applications across the corporation. The application will enable the merchandising, finance, and field employees to perform detailed sales analysis over the web.

Solucient
Solucient, a leading provider of data-intensive, Internet-based tools in the health care field, licensed MicroStrategy software in 2002 to update and enhance Solucient’s suite of marketing and planning products. MicroStrategy enabled Solucient to meet both the product’s functional requirements and its very aggressive time-to-market objectives. Moreover, MicroStrategy was able to manage extremely large data sets—terabytes—which are characteristic of Solucient applications. The Company also provided strong analytic capabilities and a sophisticated web development API which allowed it to be integrated with other applications.

Serpro
Serpro, Brazil’s Federal Government IT Agency, renewed its commitment with MicroStrategy by purchasing additional software and services in the third quarter of 2002 in order to better service its customers. With MicroStrategy’s Web-based platform, Serpro’s customers (federal government organizations), with more than 800 end users, are able to access its several data warehouses with ease, and use the MicroStrategy platform to support decision-making at various strategic, tactical and operational levels within the organization. With MicroStrategy technology, Serpro expects to increase productivity, improve customer service and reduce costs.

Verizon
In the third quarter of 2002, Verizon purchased additional licenses from MicroStrategy to expand the reach of its MicroStrategy-based business intelligence application. End users of Verizon’s Network Metrics Portal will use MicroStrategy technology to analyze the information contained in its data warehouse in order to make better business decisions. Verizon Communications is one of the world’s leading providers of communications services.

MicroStrategy Further Expands the Capabilities of its Industrial-Strength Business Intelligence Platform

Earlier this year, MicroStrategy released its new, significantly enhanced version of its business intelligence software platform, MicroStrategy 7i. Winning high praise from customers and leading industry analysts alike, MicroStrategy 7i represents a technological breakthrough for the industry as it is the first truly integrated, 100-percent Web-based platform that puts a wide range of user functionality into a single business intelligence technology.

In the third quarter, MicroStrategy further expanded the capabilities of its business intelligence platform with the latest release of MicroStrategy 7i (7.2.1). Addressing the urgent industry need for transparent financial tracking and reporting, this latest release is designed specifically to meet the demanding new requirements for financial reporting and analysis imposed on business by new government mandates with highly sophisticated, yet easy-to-use features. These new features allow fast deployment of Web-based financial reporting systems—companies can deploy an operational system within 90-120 days rather than the usual 6-12 months. While other accounting systems provide only rudimentary reporting functionality, lack analytic breadth, and cannot provide interactive data analysis to a wide population of users, MicroStrategy 7i can drill down to the full depths of transactional data and perform automated fraud and anomaly detection.

MicroStrategy 7i can report on data contained in SAP, Oracle, J.D. Edwards, PeopleSoft, and Baan financial systems, as well as data in custom-developed financial applications, providing greater transparency without expensive modifications to these installed financial applications.

Finance Commentary

As previously announced, on August 6, 2002, the Company closed a refinancing transaction with all the holders of its Series B, Series C, and Series D preferred stock. This refinancing resulted in the elimination of approximately $13 million in preferred stock dividends that would otherwise have been due over the next 2 years. The refinancing resulted in a $36.1 million GAAP gain in Q3 2002; this gain has been excluded from the Q3 2002 pro forma results. As of October 24, 2002, all $21.0 million stated value of the Series F preferred stock issued in connection with this refinancing transaction has been converted into an aggregate of 1,397,174 shares of common stock.

On July 30, 2002, the Company effected a one-for-ten reverse stock split of its Class A Common Stock and Class B Common Stock. All references to shares and per share amounts are stated on a post-split basis.

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2002 supersedes any previously announced guidance as to the Company’s expectations for financial results for 2002.

Management offers the following guidance for the consolidated continuing operations of MicroStrategy, for the quarter ending December 31, 2002:

Revenue is expected to be in the range of approximately $35 to $39 million. Pro forma results of operations, excluding special items, are expected to range from breakeven to a profit of $2 million. Pro forma earnings per share, excluding special items and assuming a diluted weighted average share count, is expected to range from approximately breakeven to $0.15 per share. Average share count in the quarter using the diluted weighted average share count method is expected to be 13 to 14 million.

Management offers the following guidance for the full year 2003, which supersedes any previously announced guidance as to the Company’s expectations for financial results for 2003:

Consolidated revenue is expected to be in the range of $150 to $160 million. License revenue for 2003 is expected to increase by approximately 15% versus 2002. Pro forma results of operations, excluding special items, are expected to be a profit in the range of $15 to $20 million. Pro forma earnings per share, excluding special items and assuming a diluted weighted average share count of 14 to 15 million shares, is expected to range from approximately $1.00 to $1.40 per share. The Company expects to be profitable, on a pro forma basis, in each quarter of 2003. The Company also expects to have positive operating cash flow in each quarter of 2003.

About MicroStrategy Incorporated

Leadership in a Critical Market:    Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Large and small companies alike are harnessing MicroStrategy’s business intelligence software to gain vital insights from their data to help them proactively enhance cost-efficiency, productivity and customer relations and optimize revenue-generating strategies. MicroStrategy’s business intelligence platform offers exceptional capabilities that provide organizations—in virtually all facets of their operations—with user-friendly solutions to their data query, reporting, and advanced analytical needs, and distributes valuable insight on this data to users via Web, wireless, and voice. PC Magazine selected MicroStrategy 7™ as the 2001 “Editors’ Choice” for business intelligence software.

Enterprise-Class Business Intelligence:    MicroStrategy 7i™ is a truly integrated, enterprise-class, Web-based business intelligence platform. With MicroStrategy 7i, enterprises can now standardize on one business intelligence platform and deploy high-value business intelligence enterprise-wide. MicroStrategy 7i’s configurable query, reporting, and OLAP Web interface is designed to support all users, from casual report viewers to power analysts.

Diverse Customer Base:    MicroStrategy’s customer base cuts across industry and sector lines, with over 1,700 enterprise-class customers, including Lowe’s Home Improvement Warehouse, AT&T Wireless Group, Wachovia and GlaxoSmithKline. MicroStrategy also has relationships with over 400 systems integrators and application development and platform partners, including IBM, PeopleSoft, Hewlett-Packard, and JD Edwards.

MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information on the Company, or to purchase or demo MicroStrategy’s software, please visit MicroStrategy’s Web site at http://www.microstrategy.com.

MicroStrategy, MicroStrategy Business Intelligence Platform, Scalable Business Intelligence Platform Built for the Internet, and MicroStrategy 7i are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward- looking statements,” including its estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company’s ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; the Company’s ability to effect the sale of non-core assets on reasonable terms; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001(1)	2002	2001(1)
	(unaudited)	(as adjusted)	(unaudited)	(as adjusted)
Revenues
Product licenses	$12,869	$15,160	$42,399	$54,074
Product support and other services	20,500	26,269	63,459	84,327

Total revenues	33,369	41,429	105,858	138,401

Cost of Revenues
Product licenses	991	1,145	2,084	3,014
Product support and other services	5,727	9,560	18,853	35,843

Total cost of revenues	6,718	10,705	20,937	38,857

Gross profit	26,651	30,724	84,921	99,544

Operating Expenses
Sales and marketing	11,148	15,588	35,029	62,621
Research and development	6,245	8,141	18,446	26,447
General and administrative	6,490	8,871	20,064	31,258
Restructuring and impairment charges	370	2,977	2,764	26,399
Amortization of goodwill and intangible assets	856	4,248	2,683	12,746

Total operating expenses	25,109	39,825	78,986	159,471

Income (loss) from operations	1,542	(9,101)	5,935	(59,927)

Financing and Other Income (Expense)
Interest income	200	605	609	1,913
Interest expense (Note 2)	(2,772)	(1,794)	(6,050)	(3,565)
Loss on investments	(29)	(922)	(523)	(2,252)
Reduction in estimated cost of litigation settlement	—	7,046	11,396	41,652
Gain on contract termination	—	—	16,837	—
Gain on early extinguishment of notes payable	4,661	—	4,661	—
Other income (expense), net	(300)	(923)	1,753	(1,432)

Total financing and other income	1,760	4,012	28,683	36,316

Income (loss) from continuing operations before income taxes	3,302	(5,089)	34,618	(23,611)
Provision for income taxes	312	1,003	1,131	1,340

Net income (loss) from continuing operations	2,990	(6,092)	33,487	(24,951)

Discontinued Operations
Income (loss) from discontinued operations	—	93	—	(34,917)

Net income (loss)	2,990	(5,999)	33,487	(59,868)

Dividends, accretion, and beneficial conversion feature on convertible preferred stock	(1,751)	(2,789)	(6,874)	(7,311)
Net gain on refinancing of series A redeemable convertible preferred stock	—	—	—	29,370
Net gain on refinancing of series B, C and D convertible preferred stock	36,135	—	36,135	—
Gain on early redemption of redeemable convertible preferred stock of discontinued operations	—	44,923	—	44,923

Net income attributable to common stockholders	$37,374	$36,135	$62,748	$7,114

Basic earnings (loss) per share
Continuing operations	$0.19	$3.78	$2.96	$1.91
Discontinued operations	$—	$0.01	$—	$(3.97)

Net income (loss) attributable to common stockholders	$0.19	$3.79	$2.96	$(2.06)

Basic weighted average shares outstanding	11,959	9,694	11,036	8,787

Diluted earnings (loss) per share
Continuing operations	$0.18	$3.70	$2.88	$1.91
Discontinued operations	$—	$0.01	$—	$(3.97)

Net income (loss) attributable to common stockholders	$0.18	$3.71	$2.88	$(2.06)

Diluted weighted average shares outstanding	12,629	9,910	11,368	8,787

(1)
On July 30, 2002, the Company’s Board of Directors approved a reverse stock split of the Company's common stock at a ratio of one-for-ten. All references to common share and per common share amounts for all prior periods presented have been retroactively restated to reflect this reverse split. Additionally, all prior periods presented have been reclassified to present Strategy.com as a discontinued operation.

(2)	Interest expense for the three and nine months ended September 30, 2002 includes discount amortization expense on notes payable of $1,065.

Supplemental Data

Pro forma net operating income (loss)	$1,007	$(4,991)	$7,702	$(25,551)

Pro forma basic net operating income (loss) per share	$0.08	$(0.56)	$0.70	$(3.02)

Pro forma diluted net operating income (loss) per share	$0.08	$(0.56)	$0.68	$(3.02)

Pro forma basic weighted average shares outstanding	11,959	8,945	11,036	8,469

Pro forma diluted weighted average shares outstanding	12,629	8,945	11,368	8,469

Pro forma net operating income (loss) is calculated by starting with net income (loss) from continuing operations and adjusting for restructuring and impairment charges, amortization of goodwill and intangible assets, loss on investments, reduction in estimated cost of litigation settlement, gain on contract termination, gain on early extinguishment of notes payable, and discount amortization expense on notes payable. Additionally, the pro forma net operating income for the three and nine months ended September 30, 2002 excludes other non-recurring charges totaling $358,000 and $74,000, respectively. The pro forma net operating loss for the nine months ended September 30, 2001 excludes other non-recurring gains totaling $345,000. Pro forma basic and diluted net operating income (loss) per share is computed by dividing pro forma net operating income (loss) by pro forma basic and diluted weighted average shares outstanding. For the three and nine months ended September 30, 2001, the pro forma basic and diluted weighted average shares outstanding excludes potentially dilutive securities because their effect would be anti-dilutive since the pro forma results reflect a net loss for such periods.

Additional schedules are attached hereto that: (i) reconcile net income (loss) from continuing operations to pro forma net operating income (loss) and (ii) compute basic and diluted earnings (loss) per share.

MICROSTRATEGY INCORPORATED
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,	December 31,
	2002	2001
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$22,323	$38,409
Restricted cash	6,062	439
Short-term investments	53	904
Accounts receivable, net	19,850	22,281
Prepaid expenses and other current assets	4,865	5,902

Total current assets	53,153	67,935
Property and equipment, net	20,161	26,506
Goodwill and intangible assets, net	2,735	5,402
Deposits and other assets	5,813	3,789

Total Assets	$81,862	$103,632

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$16,942	$18,935
Accrued compensation and employee benefits	7,236	13,654
Accrued interest and preferred dividends	8,216	7,351
Accrued restructuring costs	6,387	7,422
Deferred revenue and advance payments	22,804	20,987
Contingency from terminated contract	—	17,074
Working capital line of credit	—	1,212
Notes payable	4,573	—
Net liabilities of discontinued operations	1,900	4,479

Total current liabilities	68,058	91,114
Deferred revenue and advance payments	1,911	5,431
Accrued litigation settlement	—	68,637
Other long-term liabilities	2,502	3,536
Accrued restructuring costs	3,724	4,271
Notes payable	49,443	—

Total Liabilities	125,638	172,989

Series A redeemable convertible preferred stock	—	6,385
Series B redeemable convertible preferred stock	—	32,343
Series C redeemable convertible preferred stock	—	25,937
Series D convertible preferred stock	—	3,985
Stockholders’ equity (deficit):
Preferred stock undesignated; $.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Series F convertible preferred stock; $.001 par value; 2 shares authorized; 1 and 0 shares issued and outstanding, respectively	1,704	—
Class A common stock; $.001 par value; 330,000 shares authorized; 8,533 and 4,369 shares issued and outstanding, respectively	9	4
Class B common stock; $.001 par value; 165,000 shares authorized; 4,643 and 4,823 shares issued and outstanding, respectively	5	5
Additional paid-in capital	299,171	239,663
Deferred compensation	(32)	(99)
Accumulated other comprehensive income	2,007	2,547
Accumulated deficit	(346,640)	(380,127)

Total Stockholders’ Equity (Deficit)	(43,776)	(138,007)

Total Liabilities and Stockholders’ Equity (Deficit)	$81,862	$103,632

MICROSTRATEGY INCORPORATED
Reconciliation of net income (loss) from continuing operations to pro forma net operating income (loss)
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Net income (loss) from continuing operations	$2,990	$(6,092)	$33,487	$(24,951)
Restructuring and impairment charges	370	2,977	2,764	26,399
Amortization of goodwill and intangible assets	856	4,248	2,683	12,746
Loss on investments	29	922	523	2,252
Reduction in estimated cost of litigation settlement	—	(7,046)	(11,396)	(41,652)
Gain on contract termination	—	—	(16,837)	—
Gain on early extinguishment of notes payable	(4,661)	—	(4,661)	—
Discount amortization expense on notes payable	1,065	—	1,065	—
Other non-recurring items	358	—	74	(345)

Total pro forma adjustments	(1,983)	1,101	(25,785)	(600)

Pro forma net operating income (loss)	$1,007	$(4,991)	$7,702	$(25,551)

MICROSTRATEGY INCORPORATED
Pro forma adjustments—Cash vs. Non-cash
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Non-cash:
Restructuring and impairment charges	—	—	—	6,443
Amortization of goodwill and intangible assets	856	4,248	2,683	12,746
Loss on investments	29	922	523	2,252
Reduction in estimated cost of litigation settlement	—	(7,046)	(11,396)	(41,652)
Gain on contract termination	—	—	(16,837)	—
Gain on early extinguishment of notes payable	(4,661)	—	(4,661)	—
Discount amortization expense on notes payable	1,065	—	1,065	—
Other non-recurring items	362	—	284	408

Total non-cash	(2,349)	(1,876)	(28,339)	(19,803)
Cash:
Restructuring and impairment charges	370	2,977	2,764	19,956
Other non-recurring items	(4)	—	(210)	(753)

Total cash	366	2,977	2,554	19,203
Total pro forma adjustments	$(1,983)	$1,101	$(25,785)	$(600)

MICROSTRATEGY INCORPORATED
Reconciliation of net income attributable to common stockholders to pro forma EBITDA
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2002	2001	2002	2001
Net income attributable to common stockholders	$37,374	$36,135	$62,748	$7,114
Interest income	(200)	(605)	(609)	(1,913)
Interest expense	2,772	1,794	6,050	3,565
Provision for income taxes	312	1,003	1,131	1,340
Depreciation and amortization	2,518	2,959	7,605	10,363
Amortization of goodwill and intangible assets	856	4,248	2,683	12,746
Income (loss) from discontinued operations	—	(93)	—	34,917

EBITDA before pro forma adjustments	43,632	45,441	79,608	68,132
Pro forma adjustments to EBITDA:
Restructuring and impairment charges	370	2,977	2,764	26,399
Loss on investments	29	922	523	2,252
Reduction in estimated cost of litigation settlement	—	(7,046)	(11,396)	(41,652)
Gain on contract termination	—	—	(16,837)	—
Gain on early extinguishment of notes payable	(4,661)	—	(4,661)	—
Other (income) expense, net	300	923	(1,753)	1,432
Dividends, accretion, and beneficial conversion feature on convertible preferred stock	1,751	2,789	6,874	7,311
Net gain on refinancing of series A redeemable convertible preferred stock	—	—	—	(29,370)
Net gain on refinancing of series B, C and D convertible preferred stock	(36,135)	—	(36,135)	—
Gain on early redemption of redeemable convertible preferred stock of discontinued operations	—	(44,923)	—	(44,923)

Pro forma EBITDA	$5,286	$1,083	$18,987	$(10,419)

MICROSTRATEGY INCORPORATED
Computation of basic and diluted earnings per share
(in thousands, except per share data)
(unaudited)

	Three months ended September 30, 2002			Three months ended September 30, 2001
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss) from continuing operations	$2,990			$(6,092)
Income from discontinued operations	—			93

Net income (loss)	2,990			(5,999)
Dividends, accretion and beneficial conversion feature on convertible preferred stock	(1,751)			(2,789)
Net gain on refinancing of series B, C and D convertible preferred stock	36,135			—
Gain on early redemption of redeemable convertible preferred stock of discontinued operations	—			44,923

Net income attributable to common stockholders	37,374			36,135

Effect of common stock and participating convertible securities:
Weighted average shares of class A common stock	—	7,029		—	4,003
Weighted average shares of class B common stock	—	4,643		—	4,942
Series C preferred stock	(14,163)	64		—	—
Series B preferred stock	(17,524)	106		—	—
Series D preferred stock	(3,466)	117		231	325
Series A preferred stock	—	—		186	239
Series E preferred stock	—	—		178	185

Basic earnings per share	2,221	11,959	$0.19	36,730	9,694	$3.79

Effect of dilutive securities:
Series F preferred stock	—	579		—	—
Employee stock options	—	91		—	216

Diluted earnings per share	$2,221	12,629	$0.18	$36,730	9,910	$3.71

The numerator in the basic and diluted earnings per share calculation for the three months ended September 30, 2002 has been adjusted to deduct the $36.1 million gain on the refinancing of the series B, C and D convertible preferred stock and add back $982,000 of dividends and accretion on the series B, C and D convertible preferred stock that would have been excluded from net income attributable to common stockholders assuming conversion at the beginning of the period under the if-converted method. The numerator in the basic and diluted earnings per share calculation for the three months ended September 30, 2001 has been adjusted to add back $595,000 of dividends and accretion on the series A, D and E convertible preferred stock that would have been excluded from net income attributable to common stockholders assuming conversion at the beginning of the period under the if-converted method.

The basic and diluted earnings per share calculation for the three months ended September 30, 2001 excluded series B and C preferred stock, which were convertible into 265,000 and 159,000 weighted average shares of class A common stock, respectively, because their effect would have been anti-dilutive.

MICROSTRATEGY INCORPORATED
Computation of basic and diluted earnings (loss) per share
(in thousands, except per share data)
(unaudited)

	Nine months ended September 30, 2002			Nine months ended September 30, 2001
	Income (Numerator)	Shares (Denominator)	Per Share Amount	Income (Numerator)	Shares (Denominator)	Per Share Amount
Net income (loss) from continuing operations	$33,487			$(24,951)
Loss from discontinued operations	—			(34,917)

Net income (loss)	33,487			(59,868)
Dividends, accretion and beneficial conversion feature on convertible preferred stock	(6,874)			(7,311)
Net gain on refinancing of series A redeemable convertible preferred stock	—			29,370
Net gain on refinancing of series B, C and D convertible preferred stock	36,135			—
Gain on early redemption of redeemable convertible preferred stock of discontinued operations	—			44,923

Net income attributable to common stockholders	62,748			7,114

Effect of common stock and participating convertible securities:
Weighted average shares of class A common stock	—	5,428		—	3,527
Weighted average shares of class B common stock	—	4,823		—	4,942
Series C preferred stock	(12,054)	128		—	—
Series B preferred stock	(15,311)	212		—	—
Series D preferred stock	(2,992)	232		—	—
Series A preferred stock	327	213		(25,227)	318

Basic earnings (loss) per share	32,718	11,036	$2.96	(18,113)	8,787	$(2.06)

Effect of dilutive securities:
Series F preferred stock	—	193		—	—
Employee stock options	—	139		—	—

Diluted earnings (loss) per share	$32,718	11,368	$2.88	$(18,113)	8,787	$(2.06)

The numerator in the basic and diluted earnings per share calculation for the nine months ended September 30, 2002 has been adjusted to deduct the $36.1 million gain on the refinancing of the series B, C and D convertible preferred stock and add back $6.1 million of dividends and accretion on the series A, B, C and D convertible preferred stock that would have been excluded from net income attributable to common stockholders assuming conversion at the beginning of the period under the if-converted method. The numerator in the basic and diluted loss per share calculation for the nine months ended September 30, 2001 has been adjusted to deduct the $29.4 million gain on the refinancing of the series A preferred stock and add back $4.2 million of dividends and accretion on the series A preferred stock that would have been excluded from net income attributable to common stockholders assuming conversion at the beginning of the period under the if-converted method.

The basic and diluted loss per share calculation for the nine months ended September 30, 2001 excluded series B, C, D and E preferred stock, which were convertible into 105,958, 64,077, 127,467, 72,413 weighted average shares of class A common stock, respectively, because their effect would have been anti-dilutive. Additionally, employee stock options of 323,655 were excluded from the diluted loss per share calculation for the nine months ended September 30, 2001 because their effect would have been anti-dilutive.